EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-122044 of Salon Media Group, Inc. of our report dated June 25, 2007, relating to the financial statements of Salon Media Group, Inc. which appears in this Annual Report on Form 10-K.

/s/ Burr, Pilger & Mayer LLP
San Francisco, California
June 25, 2007